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                                                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report on the financial statements of Boston Properties Limited Partnership dated February 28, 2003, except for Notes 16 and 26, as to which the date is May 22, 2003, relating to the financial statements, which appears in Boston Properties Limited Partnership's Current Report on Form 8-K filed on June 13, 2003. We also consent to the reference to us under the caption "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP


PricewaterhouseCoopers LLP
Boston, Massachusetts
August 26, 2003